Exhibit 99.B(l)(36)

March 22, 20 17

Max Kadis

Vice President, TA Client Services

BNY Mellon Investment Servicing (US) Inc.

760 Moore Rd

Mail Stop 19K-1Al 8

King of Prussia, PA 19406

Re:                                      PNC Investment Corp. Account

Account Number: 2100311022

Dear Mr. Kadis:

With regard to the investment in PNC Emerging Markets Equity Fund by PNC Investment Corp. (“PNCIC”), please use this letter of instruction to process the wire of $10,000,000 and allocate accordingly:

Fund	Fund Number	Distribution Amount
PNC Emerging Markets Equity Fund - Class I	460	$10,000,000

Can you please setup the Fund listed above in PNCIC’s existing seed account #2100311022. Once established, please process the wire in this account on March 30, 2017.

Please wire to:

The Bank of New York Mellon

135 Santilli Highway

Everett, MA 02149

Wire Instructions for BNY Mellon Investment Servicing (US) Inc.:

Bank:	The Bank of New York Mellon
135 Santilli Highway
Everett, MA 02149

ABA #:	011-001-234
Account Name:	BNY Mellon Investment Servicing (US) Inc. as Agent for PNC Funds
Account #:	00-0073-5906
Credit:	0000735906
Further Credit:	PNC Investment Corp.
460/2100311022

I am a duly appointed officer of PNC Investment Corp.

Regards,

/s/ Mark McGlone
Mark McGlone